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                                                                     EXHIBIT 99

                        GREENVILLE FINANCIAL CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder hereby appoints ________ _______, ________ _______, and _______ _______, and each or any one of them, with full power of substitution, as Proxies to represent and to vote as designated below, all the shares of common stock of Greenville Financial Corporation (the "Company") held of record by the undersigned on December 17, 1997, at the Special Meeting of Stockholders (the "Special Meeting") to be held on ________, 1998, or any adjournments thereof.

                  1. Proposal to approve the Agreement and Plan of Merger, dated as of September 4, 1997 (the "Agreement"), by and between the Company and Regions Financial Corporation ("Regions") pursuant to which the Company will merge with and into Regions and each share of the Company's common stock (except for certain shares held by the Company, Regions, or their respective subsidiaries) will be converted into 1.2 shares of Regions common stock, and under such other terms and conditions as are set forth in the Agreement:

                   ____ FOR          ____ AGAINST       ____  ABSTAIN

                  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and in the discretion of the persons named as Proxies on all other matters which may properly come before the Special Meeting or any adjournment thereof. If no direction is made, this proxy will be voted in favor of Proposal 1.




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         This Proxy revokes all prior proxies with respect to the Special
Meeting and may be revoked prior to its exercise.

         Please date and sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:___________________________________________, 199__.


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                                               (Print Name of Stockholder)

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                                               (Signature of Stockholder)

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                                               (Print Name of Stockholder)

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                                               (Signature of Stockholder)



      PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.